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                                                               EXHIBIT 2(k)(2)


                             BROKER-DEALER AGREEMENT

                                     between

                              BANKERS TRUST COMPANY

                                       and

                      -------------------------------------

                           Dated as of _________, 1999

                                   Relating to

               MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES

                                       of

                     KEMPER STRATEGIC MUNICIPAL INCOME TRUST
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                                TABLE OF CONTENTS

                                                                                                                   PAGE
I.       DEFINITIONS AND RULES OF CONSTRUCTION...................................................................   3

   1.1.    Terms Defined by Reference to the Certificate.........................................................   3
   1.2.    Terms Defined Herein..................................................................................   3
   1.3.    Rules of Construction ................................................................................   4

II.      NOTIFICATION OF DIVIDEND PERIOD AND ADVANCE NOTICE OF ALLOCATION OF TAXABLE INCOME .....................   4

III.     THE AUCTION ............................................................................................   5

   3.1.    Purpose; Incorporation by Reference of Auction Procedures
   and Settlement Procedures.....................................................................................   5
   3.2.    Preparation for Each Auction..........................................................................   5
   3.3.    Auction Schedule; Method of Submission of Orders .....................................................   6
   3.4.    Notice of Auction Results ............................................................................   7
   3.5.    Service Charge to Be Paid to BD.......................................................................   7

IV.      THE AUCTION AGENT ......................................................................................   8

   4.1.    Duties and Responsibilities...........................................................................   8
   4.2.    Rights of the Auction Agent...........................................................................   8
   4.3.    Auction Agent's Disclaimer............................................................................   9

V.       MISCELLANEOUS ..........................................................................................   9

   5.1.    Termination...........................................................................................   9
   5.2.    Participant in Securities Depository; Payment of Dividends in Same-Day Funds..........................   9
   5.3.    Agent Member .........................................................................................   9
   5.4.    Communications........................................................................................   9
   5.5.    Entire Agreement......................................................................................  10
   5.6.    Benefits..............................................................................................  10
   5.7.    Amendment; Waiver ....................................................................................  10
   5.8.    Successors and Assigns................................................................................  10
   5.9.    Severability .........................................................................................  11
   5.10.   Execution in Counterparts ............................................................................  11
   5.11.   Governing Law.........................................................................................  11

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                  BROKER-DEALER AGREEMENT dated as of ______________ 1999,
between BANKERS TRUST COMPANY, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of Kemper Strategic Municipal Income Trust (the "Trust"), pursuant to authority granted to it in the Auction Agency Agreement dated as of ________, 1999, between the Trust and the Auction Agent (the "Auction Agency Agreement") and ___________________________________ (together with its successors and assigns,
"BD").

                  The Trust proposes to issue one series of preferred shares of beneficial interest (2,800 shares of Series T), par value $.01 per share, liquidation preference $25,000 per share, designated Municipal Auction Rate Cumulative Preferred Shares (the "Municipal Preferred"), pursuant to the Trust's Certificate of Designation for Preferred Shares (the "Certificate").

                  The Trust's Certificate provides that the Applicable Rate on shares of the series of Municipal Preferred, as the case may be, for each Dividend Period therefor after the initial Dividend Period shall be the rate per annum that a commercial bank, trust company or other financial institution appointed by the Trust advises results from implementation of the Auction Procedures. The Board of Trustees of the Trust has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5 of the Auction Agency Agreement, the Trust has requested and directed the Auction Agent to execute and deliver this Agreement.

                  The Auction Procedures require the participation of one or more Broker-Dealers.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:

                  I. DEFINITIONS AND RULES OF CONSTRUCTION.

         1.1.     Terms Defined by Reference to the Certificate.

         Capitalized terms not defined herein shall have the respective meanings specified in the Certificate.

         1.2.     Terms Defined Herein.

         As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Auction" shall have the meaning specified in Section 3.1 hereof.

                  (b) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Certificate.

                  (c) "Authorized Officer" shall mean each Managing Director, Vice President, Assistant Vice President, Assistant Treasurer and Assistant Secretary of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.


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                  (d) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

                  (e) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

                  (f) "Certificate" shall mean the Certificate of Designation for Preferred Shares of the Trust dated ___________ __, 1999 specifying the powers, preferences and rights of the shares of Municipal Preferred.

                  (g) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

         1.3. Rules of Construction.

         Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                  (a) Words importing the singular number shall include the plural number and vice versa.

                  (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                  (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                  (d) All references herein to a particular time of day shall be to New York City time.

      II. NOTIFICATION OF DIVIDEND PERIOD AND ADVANCE NOTICE OF ALLOCATION
                               OF TAXABLE INCOME.

         2.1. The provisions contained in Section 4 of Part I of the Certificate concerning the notification of a Special Rate Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

         2.2. Except as otherwise provided in Section 4 of Part I of the Certificate, whenever the Trust intends to include any net capital gain or other income taxable for Federal income tax purposes in any dividend on shares of Municipal Preferred, the Trust will notify the Auction Agent of the amount to be so included not later than the Dividend Payment Date next preceding the Auction Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from the Trust, it will be required in turn to notify BD, who, on or prior to such Auction Date, will notify its Beneficial Owners and Potential Beneficial Owners believed to be interested in submitting an Order in the Auction to be held on such


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Auction Date. Whenever the Trust intends to include any additional amounts in a dividend as provided in Section 3 of Part I of the Certificate, the Trust will notify the Auction Agent of such additional amounts to be so included in such dividend at least five Business Days prior to the applicable Dividend Payment Date. Whenever the Auction Agent receives such notice from the Trust, in turn it will notify the Securities Depository and BD, who, on or prior to the applicable Dividend Payment Date, will notify its Beneficial Owners.

                                III. THE AUCTION.

         3.1. Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

                  (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the Municipal Preferred, for the next Dividend Period therefor. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

                  (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

                  (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Section 1 of Part I of the Certificate may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

                  (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Trust, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

         3.2.     Preparation for Each Auction.

                  (a) Not later than 9:30 A.M. on each Auction Date for the Municipal Preferred, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Rate in effect on such Auction Date.

                  (b) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of shares of Municipal Preferred. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Trust; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of shares of Municipal Preferred and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with


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this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

         3.3.     Auction Schedule; Method of Submission of Orders.

                  (a) The Trust and the Auction Agent shall conduct Auctions for Municipal Preferred in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Trust, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                                                 Event
----                                                 -----
By 9:30 A.M.                        Auction Agent advises the Trust and the
                                    Broker-Dealers of the Reference Rate and the Maximum Rate as set forth in Section 3.2(a) hereof.

9:30 A.M. - 1:30 P.M.               Auction Agent assembles information
                                    communicated to it by Broker-Dealers as
                                    provided in Section 2(a) of Part II of the Certificate. Submission Deadline is 1:00
                                    P.M.

Not earlier than 1:30 P.M.          Auction Agent makes determinations pursuant
                                    to Section 3(a) of Part II of the
                                    Certificate.

By approximately 3:00 P.M.          Auction Agent advises the Trust of the
                                    results of the Auction as provided in
                                    Section 3(b) of Part II of the Certificate.

                                    Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and shares of Municipal Preferred are allocated as provided in Section 4 of Part II of the Certificate.

                                    Auction Agent gives notice of the Auction results as set forth in Section 3.4(a) hereof.


                  (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 1 of Part II of the Certificate.

                  (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an


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Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

                  (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of shares of Municipal Preferred, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of shares of Municipal Preferred to be transferred to or by any Person that purchased or sold shares of Municipal Preferred through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next succeeding the applicable Auction Date.

         3.4.     Notice of Auction Results.

                  (a) On each Auction Date, the Auction Agent shall notify BD by telephone as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

                  (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

                  If any Beneficial Owner or Existing Holder selling shares of Municipal Preferred in an Auction fails to deliver such shares, the BD of any Person that was to have purchased shares of Municipal Preferred in such Auction may deliver to such Person a number of whole shares of Municipal Preferred that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of shares of Municipal Preferred to be so delivered shall be determined by such BD. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such BD shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of shares of Municipal Preferred which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

         3.5.     Service Charge to Be Paid to BD.

                  On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Trust an amount equal to: (a) in the case of any Auction Date immediately preceding a Dividend Period of 7 days or less, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the


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denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times
(iv) the sum of (A) the aggregate number of Municipal Preferred placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of Municipal Preferred subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Certificate) submitted to the Auction Agent by BD plus (C) the number of Municipal Preferred deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 2 of Part II of the Certificate that were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Rate Period, that amount as mutually agreed upon by the Trust and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Rate Period.

                  For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired shares of Municipal Preferred through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

                             IV. THE AUCTION AGENT.

         4.1.     Duties and Responsibilities.

                  (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

                  (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                  (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or, omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         4.2.     Rights of the Auction Agent.

                  (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Trust or by BD. The Auction Agent may record telephone communications with BD.


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                  (b) The Auction Agent may consult with counsel of its own
choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                  (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

         4.3.     Auction Agent's Disclaimer.

         The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Municipal Preferred.

                                V. MISCELLANEOUS.

         5.1.     Termination.

         Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if BD is Salomon Smith Barney Inc. neither BD nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Trust to such termination, which consent shall not be withheld unreasonably.

         5.2. Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

                  (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

                  (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Municipal Preferred available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

         5.3.     Agent Member.

         At the date hereof, BD is a participant of the Securities Depository.

         5.4.     Communications.

         Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:


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          If to the Auction
          Agent, addressed to:      Bankers Trust Company
                                    Corporate Trust and Agency Group
                                    Four Albany Street
                                    New, York, NY  10006

                                    Attention: Auction Rate Securities
                                    Telecopier No.:  (212) 250-6215
                                    Telephone No.:  (212) 250-6850

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

         5.5.     Entire Agreement.

         This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

         5.6.     Benefits.

         Nothing in this Agreement, express or implied, shall give to any person, other than the Trust, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

         5.7.     Amendment; Waiver.

                  (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                  (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         5.8.     Successors and Assigns.

         This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Trust without the consent of BD.


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         5.9.     Severability.

         If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

         5.10.    Execution in Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         5.11.    Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                              BANKERS TRUST COMPANY




                                              By:_______________________________
                                              Title:






                                              By:_______________________________
                                              Title:


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                                    EXHIBIT A



                              SETTLEMENT PROCEDURES





[Included as Appendix C to the Statement of Additional Information of the Trust]


                                       13
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                                    EXHIBIT B

                              BANKERS TRUST COMPANY
                                AUCTION BID FORM

Submit To:                                                Issue:
Bankers Trust Company                    Kemper Strategic Municipal Income Trust
Corporate Trust and Agency Group         Municipal Auction Rate Cumulative
Shares ("Municipal Preferred")             Preferred Four Albany Street
New York, NY 10006
Attention: Auction Rate Securities
Telecopier No.: (212) 250-6215
Telephone No.: (212) 250-6850


The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:___________________________

                                BENEFICIAL OWNER

Shares of Series T now held _______________        HOLD_________________________
                                                   BID at rate of_______________
                                                   SELL_________________________



                           POTENTIAL BENEFICIAL OWNER

                         # of shares of Series T bid____
                    BID at rate of _________________ Notes:

         (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

         (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

         (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

         (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

         (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

         NAME OF BROKER-DEALER__________________________

         Authorized Signature___________________________


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                                    EXHIBIT C

                    (Note: To be used only for transfers made
                       other than pursuant to an Auction)

                                  TRANSFER FORM

         Re:  Kemper Strategic Municipal Income Trust
               Municipal Auction Rate Cumulative Preferred Shares
               ("Municipal Preferred")



         We are (check one):

[ ]      the Existing Holder named below;

[ ]      the Broker-Dealer for such Existing Holder; or

[ ]      the Agent Member for such Existing Holder.

                  We hereby notify you that such Beneficial Owner has transferred shares of Series T Municipal Preferred to
____________________________________.



                                           _____________________________________
                                           (Name of Existing Holder)



                                           _____________________________________
                                           (Name of Broker-Dealer)



                                           _____________________________________
                                           (Name of Agent Member)



                                           By:___________________
                                              Printed Name:
                                              Title:

                                    EXHIBIT D

          (Note: To be used only for failures to deliver or to pay for Municipal Preferred sold pursuant to an Auction)



                         NOTICE OF A FAILURE TO DELIVER

         Complete either I or II.

                  I. We are a Broker-Dealer for ___________________ (the "Purchaser"), which purchased ________ shares of Series T Municipal Preferred of Kemper Strategic Municipal Income Trust in the Auction held on
____________________ from the seller of such shares.

                  We hereby notify you that (check one):

                  __________  the Seller failed to deliver such shares to the
                              Purchaser.

                  __________  the Purchaser failed to make payment to the Seller upon delivery of such shares.

                                    Name:______________________________
                                            (Name of Broker-Dealer)


                                    By:________________________________
                                         Printed Name:
                                         Title: